EXHIBIT 11.1


                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                          For the Twelve Months                             For the Three Months
                                            Ended December 31                                 Ended December 31
Primary                                   1995           1994                                1995           1994
- ------------------------------------------------------------------                    --------------------------------
Common and common equivalent
  shares outstanding                     50,812,475    36,831,880                          54,081,808     39,028,450

Net Income (Loss)                       (52,027,411)  (19,846,485)                        (40,386,412)   (14,502,679)
Preferred Stock dividend requirement     (8,437,500)   (8,437,500)                         (2,109,375)    (2,109,375)
                                      ----------------------------                    --------------------------------
Adjusted net income (loss)              (60,464,011)  (28,283,985)                        (42,495,787)   (16,612,054)
                                      ============================                    ================================
Primary earnings per share                   ($1.19)       ($0.77)                             ($0.79)        ($0.43)
                                      ============================                    ================================

Fully Diluted
- ------------------------------------

Common and common equivalent
  shares outstanding                     50,812,475    36,831,880                          54,081,808     39,028,450

Net Income (Loss)                       (52,027,411)  (19,846,485)                        (40,386,412)   (14,502,679)
Preferred stock dividend requirement     ($,437,400)   (8,437,500)                         (2,109,375)    (2,109,375)

Adjusted net income (loss)              (60,464,911)  (28,283,985)                        (42,493,787)   (16,612,054)
                                      ============================                    ================================

Primary earnings per share                   ($1.19)       ($0.77)                             ($0.79)        ($0.43)
                                      ============================                    ================================